Exhibit 32.1
Certification Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Annual Report of NiSource Inc. (the “Company”) on Form 10-K for the year ending December 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph Hamrock, Chief Executive Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Joseph Hamrock
Joseph Hamrock
President and Chief Executive Officer

Date: February 20, 2019